SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF

MAY 7, 2008

AMONG

SOUTHWESTERN ENERGY COMPANY,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated as of May 7, 2008, is by and among SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Borrower”); each of the lenders that is a signatory hereto (the “Lenders”); and JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS:

A.

The Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2007 (as amended by First Amendment dated October 12, 2007, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and credit available to and on behalf of the Borrower under a multi-year revolving credit facility.

B.

Section 6.3.1(4) of the Credit Agreement prohibits the Borrower and any Subsidiary (as defined in the Credit Agreement) from selling, leasing or otherwise disposing of any asset if, after giving effect to such transaction, the aggregate fair market value of all assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries in any fiscal year of the Borrower would exceed 15% of the Borrower’s consolidated assets as of the beginning of such fiscal year.

C.

The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend Section 6.3.1(4) of the Credit Agreement to base the aforementioned 15% restriction on “book value” rather than “fair market value” and thus  permit the Transactions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

Section .

Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed to such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2.

Amendments to Credit Agreement.

2.1

Amendment to Section 1.1.

(a)

The following term, as defined in Section 1.1 of the Credit Agreement, is hereby amended and restated in its entirety to read as follows:

“Agreement” means this amended and restated credit agreement, as amended by the First Amendment and the Second Amendment, as the same may be further amended or modified and in effect from time to time.

(b)

Section 1.1 of the Credit Agreement is hereby further amended by adding thereto the following new definition, in its appropriate alphabetical order, to read in its entirety as follows:

“ ‘Second Amendment’ means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of May 7, 2008, among the Borrower, the Administrative Agent and the Lenders.”

2.2

Amendment to Section 6.3.1(4).  Section 6.3.1(4) is hereby amended and restated in its entirety to read as follows:

“(4)

the Borrower may sell, lease or otherwise dispose of all or any part of its assets to any Person, and any Subsidiary may sell, lease or otherwise dispose of all or any part of its assets to any Person other than the Borrower or another Subsidiary, in each case for a consideration which represents the fair value at the time of such sale or other disposition, provided that immediately after such sale, lease or other disposition, no Default or Unmatured Default would exist; and provided, further, that neither the Borrower nor any Subsidiary shall sell, lease or otherwise dispose of any asset if, after giving effect to such transaction, the aggregate book value of all assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries in any fiscal year of the Borrower would exceed 15% of the Borrower’s consolidated assets as of the beginning of such fiscal year.”

2.3

Amendment to Section 8.2(iv).  Clause (iv) of Section 8.2 is hereby amended and restated in its entirety to read as follows:

“(iv)

Amend Section 2.6.3 or this Section 8.2.”

Section 3.

Conditions Precedent to Effectiveness.  The provisions of this Second Amendment shall become effective as of the date hereof when the Administrative Agent shall have received counterparts hereof duly executed by the Borrower and the Required Lenders, except in the case of Section 6.3.1(4) hereof, which shall not become effective unless and until counterparts of this Second Amendment from all of the Lenders have been received by the Administrative Agent (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

Section 4.

Reaffirmation of Representations and Warranties.  To induce the Lenders, the Administrative Agent and the Issuer to enter into this Second Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in Article V of the Credit Agreement and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date).

Section 5.

Reaffirmation of Credit Agreement.  The provisions of this Second Amendment shall amend the Credit Agreement when the applicable conditions precedent set forth in Section 3 hereof have been satisfied, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement, as amended hereby.

Section 6.

Governing Law; Entire Agreement.  This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.  The Credit Agreement, as amended by this Second Amendment, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 7.

Severability of Provisions.  Any provision in this Second Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Second Amendment are declared to be severable.

Section 8.

Counterparts.  This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.

Section 9.

Headings.  Article and section headings in this Second Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Second Amendment.

Section 10.

Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Second Amendment as of the date first above written.

BORROWER:

SOUTHWESTERN ENERGY

COMPANY

By:

   /s/ GREG D. KERLEY                 _

Name:

  Greg Kerley

Title:

  Executive Vice President and

  Chief Financial Officer

Signature Page 1

to

Second Amendment to Second Amended and Restated Credit Agreeement

AGENTS AND LENDERS:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, as Swing Line

Lender,

as Issuer and as a Lender

By:

   /s/ ROBERT TRABAND              _

Name:

  Robert W. Traband

Title:

  Executive Director

Signature Page 2

to

Second Amendment to Second Amended and Restated Credit Agreeement

SUNTRUST BANK,

as Syndication Agent and as a Lender

By:

  /s/ YANN PIRIO                            _

Name:

 Yann Pirio

Title:

 Director

Signature Page 3

to

Second Amendment to Second Amended and Restated Credit Agreeement

ROYAL BANK OF CANADA,

as Co-Documentation Agent and as a Lender

By:

  /s/ JASON YORK                          _

Name:

 Jason S. York

Title:

 Authorized Signatory

Signature Page 4

to

Second Amendment to Second Amended and Restated Credit Agreeement

BANK OF AMERICA, N.A.,

as Co-Documentation Agent and as a Lender

By:

  /s/ STEPHEN J. HOFFMAN         _

Name:

 Stephen J. Hoffman

Title:

 Managing Director

Signature Page 5

to

Second Amendment to Second Amended and Restated Credit Agreeement

THE ROYAL BANK OF SCOTLAND

plc,

as Co-Documentation Agent and

as a Lender

By:

  /s/ DAVID SLYE                           _

Name:

 David Slye

Title:

 Senior Vice President

Signature Page 6

to

Second Amendment to Second Amended and Restated Credit Agreeement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Managing Agent and as a Lender

By:

  /s/ LINDA TERRY                        _

Name:

 Linda Terry

Title:

 Vice President & Manager

Signature Page 7

to

Second Amendment to Second Amended and Restated Credit Agreeement

BMO CAPITAL MARKETS FINANCING, INC.,

as Managing Agent and as a Lender

By:

  /s/ GUMARO TIJERINA              _

Name:

 Gumaro Tijerina

Title:

 Vice President

Signature Page 8

to

Second Amendment to Second Amended and Restated Credit Agreeement

WELLS FARGO BANK, N.A.,

as Managing Agent and as a Lender

By:

  /s/ ANDREW J. WATSON            _

Name:

 Andrew J. Watson

Title:    Vice President

Signature Page 9

to

Second Amendment to Second Amended and Restated Credit Agreeement

U.S. BANK NATIONAL

ASSOCIATION,

as Co-Agent and as a Lender

By:

  /s/ MONTE E. DECKERD            _

Name:

 Monte E. Deckerd

Title:

 Senior Vice President

Signature Page 10

to

Second Amendment to Second Amended and Restated Credit Agreeement

KEYBANK NATIONAL

ASSOCIATION,

as Co-Agent and as a Lender

By:

  /s/ PAUL J. PACE                         _

Name:

 Paul J. Pace

Title:

 Vice President

Signature Page 11

to

Second Amendment to Second Amended and Restated Credit Agreeement

COMERICA BANK

By:

  /s/ GREG SMITH                          _

Name:

 Gregory D. Smith

Title:

 Vice President

Signature Page 12

to

Second Amendment to Second Amended and Restated Credit Agreeement

MIZUHO CORPORATE BANK, LTD.,

as Managing Agent and as a Lender

By:

  /s/ LEON MO                                 _

Name:

 Leon Mo

Title:

 Senior Vice President

Signature Page 13

to

Second Amendment to Second Amended and Restated Credit Agreeement

COMPASS BANK

By:

  /s/ DOROTHY MARCHAND       _

Name:

 Dorothy Marchand

Title:

 Senior Vice President

Signature Page 14

to

Second Amendment to Second Amended and Restated Credit Agreeement

ARVEST BANK

By:

  /s/ CRAIG A. SHY                        _

Name:

 Craig A. Shy

Title:

 Senior Vice President

Signature Page 15

to

Second Amendment to Second Amended and Restated Credit Agreeement

CAPITAL ONE, N.A.

By:

  /s/ PAUL D. HEIN                         _

Name:

 Paul D. Hein

Title:

 Vice President

Signature Page 16

to

Second Amendment to Second Amended and Restated Credit Agreeement

BANK OF ARKANSAS, N.A.

By:

  /s/ JEFFREY R. DUNN                 _

Name:

 Jeffrey R. Dunn

Title:

 President & CEO

Signature Page 17

to

Second Amendment to Second Amended and Restated Credit Agreeement